SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       July 17, 2017

ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-22849                                                           65-0420146

(Commission File Number)                             (IRS Employer Identification Number)

   1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

(954)917-6655

(Registrant's Telephone Number, Including Area Code)

______________________________

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into a Material Definitive Agreement

Item 2.01        Completion of Acquisition or Disposition of Assets

As previously disclosed in our 8-K filed on March 2, 2017, on February 28, 2017, we entered into a Patent Purchase Agreement (the “Agreement”) with Mr. Eriya Unten, a resident of Japan and an unrelated third-party (the “Buyer”), for our sale of U.S. Patents (Nos. 9,161,068 and 9,467,728) and related U.S. Patent Applications (Nos. 14/843,457 and 15/255,416), which sale includes our entire right, title and interest in such Patents and the rights, if any, to the related Patent Applications, the causes of action to sue for infringement thereof, and any other legal rights entitled by the original owner of the Patents and Patent Applications under the law. The disclosures in our March 2, 2017 8-K, as well as the exhibits to that document, are incorporated herein by reference. As previously disclosed in our 8-K filed on June 2, 2017, in a letter dated May 29, 2017 and signed by us and the Buyer, the Buyer requested and we granted an extension to June 25, 2017 for the Buyer to address certain requirements by the bank financing this transaction and for Buyer to close the transaction.

On July 17, 2017, we agreed to the terms of a letter from the Buyer, in which the Buyer requested and we granted a further extension to close this transaction, in exchange for the Buyer’s agreement to pay us $250,000 on or before July 25, 2017 and $1,250,000 on or before August 31, 2017, such payments to be applied against the purchase price set forth in the Agreement. In the letter, the Buyer represented that it had received approval from two of the three financing banks and conditional approval from the third. Although the extension as set forth in the letter is for the necessary time to comply with the banks requirements and complete the entire transaction, in that letter the Buyer stated that it believed the transaction could be concluded by August 31, 2017.

Our receipt of additional purchase price funds beyond the $1.0 million non-refundable deposit already received is subject to risks and uncertainties that include, but are not limited to, Buyer’s ability to fund its obligation under the Agreement, including but not limited to its ability to obtain any necessary financing, the impact of any applicable U.S., Japanese or other government regulations affecting the Agreement, any changes in the status of the Patents or Patent Applications and/or the impact of any actions resulting from this announcement. See “Cautionary Note Regarding Forward-Looking Statements” below.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. In this particular matter, such risk and uncertainties include the Buyer’s ability to fund its obligation under the Agreement, including but not limited to its ability to obtain any necessary financing, the impact of any applicable U.S., Japanese or other government regulations affecting the Agreement, any changes in the status of the Patents or Patent Applications and/or the impact of any actions resulting from this announcement. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

	By:	/s/ Robert E. Tomlinson
July 20, 2017		Robert E. Tomlinson, CFO